                                                              EXHIBIT 10.4



                            EVOLVING SYSTEMS, INC.

                      Note And Warrant Purchase Agreement

                                 MAY 31, 1996

1  AMOUNT AND TERMS OF THE LOAN; PURCHASE AND SALE OF WARRANTS.........  1

     1.1   The Loan....................................................  1
     1.2   Purchase and Sale of Warrants...............................  1

2  CLOSING.............................................................  1

     2.1   Closing Date................................................  1
     2.2   Delivery....................................................  1

3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................  2

     3.1   Organization and Standing; Articles and Bylaws..............  2
     3.2   Corporate Power.............................................  2
     3.3   Subsidiaries................................................  2
     3.4   Capitalization..............................................  2
     3.5   Authorization...............................................  3
     3.6   Financial Statements........................................  3
     3.7   Title to Properties and Assets; Liens.......................  3
     3.8   No Changes..................................................  4
     3.9   Compliance with Other Instruments...........................  4
     3.10  Litigation..................................................  4
     3.11  Governmental Consents.......................................  4
     3.12  Disclosure..................................................  5
     3.13  Material Contracts and Commitments..........................  5
     3.14  Tax Returns and Payments....................................  5
     3.15  Registration Rights.........................................  5
     3.16  Contracts...................................................  5
     3.17  Broker's Fees...............................................  5
     3.18  Enforceability..............................................  5
     3.19  Approvals...................................................  6
     3.20  No Violation or Default.....................................  6
     3.21  Intellectual Property.......................................  6
     3.22  Governmental Permits........................................  7
     3.23  No Agreements to Sell Assets or Merge.......................  7
     3.24  Employee Benefit Plans......................................  7
     3.25  Other Regulations...........................................  8
     3.26  Solvency, etc...............................................  8
     3.27  Catastrophic Events; Labor Disputes.........................  9
     3.28  Certain Agreements of Officers, Employees and Consultants...  9
     3.29  Contracts or Commitments; Indebtedness......................  9
     3.30  Transactions with Affiliates; Investments...................  9

4  REPRESENTATIONS AND WARRANTIES OF THE LENDERS....................... 10

     4.1   Purchase for Own Account.................................... 10
     4.2   Information and Sophistication.............................. 10
     4.3   Ability to Bear Economic Risk............................... 10

     4.4   Restricted Securities; Limitation on Disposition............ 10
     4.5   Brokerage................................................... 11
     4.6   Reliance.................................................... 11

5  CONDITIONS TO CLOSING............................................... 11

     5.1   Representations and Warranties True......................... 11
     5.2   Authorization; Reservation of Shares........................ 11
     5.3   Registration Rights Agreement............................... 12
     5.4   Minimum Investment.......................................... 12
     5.5   Stock Transfer.............................................. 12
     5.6   Opinion..................................................... 12
     5.7   Amendment to Certificate.................................... 12
     5.8   Amendment to Bylaws......................................... 12
     5.9   Merrill Lynch............................................... 12
     5.10  Audit and Compensation Committee............................ 12

6  MISCELLANEOUS....................................................... 12

     6.1   Binding Agreement........................................... 12
     6.2   Governing Law............................................... 13
     6.3   Counterparts................................................ 13
     6.4   Titles and Subtitles........................................ 13
     6.5   Notices..................................................... 13
     6.6   Expenses.................................................... 13
     6.7   Modification; Waiver........................................ 13

SCHEDULE OF LENDERS

EXHIBIT A

     Form of Senior Subordinated Promissory Note

EXHIBIT B

     Form of Warrant to Purchase Non-Voting Common Stock

EXHIBIT C

     Amended and Restated Certificate of Incorporation

EXHIBIT D

     Amended and Restated Bylaws

EXHIBIT E

     Registration Rights Agreement

EXHIBIT F

     Proprietary Information Agreement

EXHIBIT G

     Opinion of Cooley Godward Castro Huddleson & Tatum

                            EVOLVING SYSTEMS, INC.

                      NOTE AND WARRANT PURCHASE AGREEMENT

     THIS NOTE AND WARRANT PURCHASE AGREEMENT (the "AGREEMENT") is made as of the 31st day of May, 1996, by and among EVOLVING SYSTEMS, INC., a Delaware corporation (the "COMPANY"), and the entities named on the Schedule of Lenders attached hereto (individually, a "LENDER" and collectively, the "Lenders").

     The parties hereby agree as follows:

1    AMOUNT AND TERMS OF THE LOAN; PURCHASE AND SALE OF WARRANTS

     1.1 THE LOAN. Subject to the terms of this Agreement the Company shall borrow from each Lender and each Lender shall lend to the Company the amount set forth opposite such Lender's name on the Schedule of Lenders (the "LOAN AMOUNT") pursuant to a senior subordinated promissory note in the form attached hereto as Exhibit A (the "NOTE" or collectively, the "Notes"). The Loan Amounts are hereinafter referred to collectively as the "LOAN."

     1.2 PURCHASE AND SALE OF WARRANTS. Subject to the terms of this Agreement, the Company will issue and sell to each Lender and each Lender will purchase, at a price of one cent ($.01) per warrant, warrants to purchase the number of shares of Non-Voting Common Stock of the Company, set forth opposite such Lender's name on the Schedule of Lenders (the "WARRANT AMOUNT") for an aggregate of four hundred eighty-five thousand three hundred thirty-three (485,333) shares of Non-Voting Common Stock. Such warrants shall be in the form of Exhibit B hereto (individually, a "WARRANT" and collectively, the "WARRANTS") and shall be exercisable at an exercise price (subject to adjustment as set forth in the Warrant) of one dollar twenty cents ($1.20).

2    CLOSING

     2.1 CLOSING DATE. The closing (the "CLOSING") hereunder shall be held at 10:00 a.m. at the offices of Cooley Godward Castro Huddleson & Tatum, 2595 Canyon Blvd., Suite 250, Boulder, Colorado 80302 on May 29, 1996 (the "CLOSING DATE") or such other date and time as the Company and the Lenders shall agree; provided, however, that the Closing Date shall be no later than May 31, 1996.

     2.2 DELIVERY. At the Closing (i) each Lender will deliver to the Company wire transfer funds in the amount of its Loan Amount; and (ii) the Company shall deliver to each Lender a Note representing such Lender's Loan Amount and a Warrant representing such Lender's Warrant Amount.

                                      1.

3    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth in the Schedule of Exceptions attached hereto, the Company hereby represents and warrants to each Lender in consideration of the Lender's purchase from the Company of the Warrants and Notes and Lender's purchase from the Transferors under the Stock Transfer Agreement of even date herewith of 1,337 shares of Series A Preferred Stock at a price of $5,000 per share as follows:

     3.1 ORGANIZATION AND STANDING; ARTICLES AND BYLAWS. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in Colorado, and no other qualification is presently required. The Company has furnished the Lenders with copies of its Amended and Restated Certificate of Incorporation and its Bylaws, as amended, attached hereto as Exhibits C and D. Said copies are true, correct, and complete and contain all amendments through the Closing Date.

     3.2 CORPORATE POWER. The Company will have at the Closing Date all requisite corporate power to execute and deliver this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

     3.3 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

     3.4 CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, of which 2,420,000 shares are designated as Non-Voting Common Stock, of which 1,020,000 shares are issued and outstanding, and 1,508,160 shares of Preferred Stock, of which 8,160 shares have been designated as Series A Preferred Stock (the "SERIES A PREFERRED") and 8,160 of which are issued and outstanding. All such issued and outstanding shares have been duly authorized, have been validly issued, and are fully paid and nonassessable. The Company has reserved 485,333 shares of Non-Voting Common Stock for issuance upon exercise of the Warrants (the "WARRANT SHARES") and 500,000 shares of Non-Voting Common Stock for issuance to employees, consultants and directors of the Company pursuant to the Company's 1996 Stock Option Plan (the "PLAN") as may be determined by the Company's Board of Directors from time to time (the "OPTION SHARES"), of which 272,417 shares are available for future option grants. The Company has reserved 4,080,000 shares of voting Common Stock for issuance upon conversion of the Series A Preferred, 1,020,000 shares of voting Common Stock for issuance upon conversion of the Non-Voting Common Stock, 485,333 shares of voting Common Stock for conversion of the Warrant Shares and 500,000 shares of voting Common Stock for conversion of the Option Shares. The Series A Preferred will have at the Closing the rights, preferences, privileges and restrictions set forth in the Company's Amended and Restated Certificate of Incorporation. There are no options, warrants,

                                      2.

conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company except for (i) the Warrants, (ii) rights created under this Agreement and the Registration Rights Agreement, (iii) conversion privileges with respect to the Series A Preferred, Non-Voting Common Stock, the Warrant Shares and Option Shares, (v) the rights of first refusal contained in the Registration Rights Agreement, and (vi) rights under the Plan. All outstanding shares of Common Stock and Series A Preferred were issued in compliance with all federal and state securities laws.

     3.5 AUTHORIZATION. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the performance of the Company's obligations hereunder and thereunder, including the issuance and delivery of the Notes and Warrants and the reservation of the Non-Voting Common Stock issuable upon exercise of the Warrants has been taken or will be taken prior to the Closing. This Agreement, the Registration Rights Agreement, the Notes and the Warrants, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Non-Voting Common Stock, when issued in compliance with the provisions of this Agreement, the Registration Rights Agreement and the Warrants, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances; provided, however, that the Non-Voting Common Stock may be subject to restrictions on transfer under state and/or federal securities laws.

     3.6 FINANCIAL STATEMENTS. The Company has previously furnished to the Lenders (i) its audited balance sheet at December 31, 1995, and an audited statement of operations, statement of stockholders' equity, and statement of changes in financial position for the fiscal year ended December 31, 1995, (the "YEAR-END FINANCIAL STATEMENTS"), and (ii) its unaudited balance sheets at January 31, 1996, February 29, 1996, March 31, 1996 and April 30, 1996 and unaudited statement of operations for the months ending January 31, 1996, February 29, 1996, March 31, 1996 and April 30, 1996 (the "INTERIM FINANCIAL STATEMENTS"). The Year-End Financial Statements and Interim Financial Statements (collectively, the "FINANCIAL STATEMENTS") were prepared in accordance with generally accepted accounting principles applied on consistent basis, are complete and correct in all material respects and fairly present the financial condition and the results of operations of the Company, except that the Interim Financial Statements do not contain footnotes and are subject to year-end audit adjustments, which are not expected to be material.

     3.7 TITLE TO PROPERTIES AND ASSETS; LIENS. The Company has good and marketable title to its properties and assets that are material to its business as currently operated and all its leasehold interests are in full force and effect, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, (ii) possible minor liens on real property and encumbrances that do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the

                                      3.

Company, and that have not arisen other than in the ordinary course of business, and (iii) except as set forth on the Schedule of Exceptions.

     3.8 NO CHANGES. Since April 30, 1996, there has not been any event or condition of any type that could have been known to the Company after due investigation that has, or could reasonably be expected to have, materially and adversely affected the Company's business, prospects, condition, affairs, operations, properties or assets, except as disclosed to the Lenders.

     3.9 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not, and will not be by virtue of entering into and performing this Agreement and the Registration Rights Agreement and the transactions contemplated hereunder and thereunder, in violation of any term of its Amended and Restated Certificate of Incorporation or its Bylaws or in any material respect of any term or provision of any material mortgage, indenture, contract, agreement, instrument, judgment or decree. The Company is not, and will not be by virtue of entering into and performing this Agreement or the Registration Rights Agreement and the transactions contemplated hereunder, in violation of any order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement and the Registration Rights Agreement and the transactions contemplated hereunder and thereunder, including the issuance of the Notes, the Warrants and the Non-Voting Common Stock issuable upon exercise of the Warrants, have not resulted and will not result in any violation of or conflict with or constitute a material default under any material agreement to which the Company is a party, and have not resulted and will not result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default that materially and adversely affects the business of the Company or any of its properties or assets.

    3.10 LITIGATION. There are no actions, suits, proceedings or investigations that are pending against the Company or its properties before any court or governmental agency (nor, to the best of the Company's knowledge, is there any basis therefor or threat thereof) that either in any case or in the aggregate, (i) might result in any material adverse change in the business or financial condition of the Company or any of its properties or assets, (ii) might result in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, (iii) might result in any material liability on the part of the Company, or (iv) questions the validity of this Agreement or the Registration Rights Agreement or any action taken or to be taken in connection herewith or therewith. There are no actions, suits, proceedings or investigations of which the Company is aware, after reasonable inquiry, against any employee of the Company brought by a former employer (nor, to the best of the Company's knowledge, is there any basis therefor of threat thereof).

    3.11 GOVERNMENTAL CONSENTS. Based in part on the representations of the Lenders in Section 4, the offer, sale and issuance of the Notes and Warrants in conformity with the terms of this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "ACT") and will be in compliance with applicable state securities laws.

                                      4.

    3.12 DISCLOSURE. No representation or warranty of the Company contained in this Agreement or in any written statement or certificate furnished or to be furnished to the Lenders pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

    3.13 MATERIAL CONTRACTS AND COMMITMENTS. All the material contracts, agreements and instruments to which the Company is a party are valid, binding and in full force and effect in all material respects.

    3.14 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns and reports as required by law or obtained extensions to such filing requirements. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof.

    3.15 REGISTRATION RIGHTS. Except as provided in the Registration Rights Agreement, the form of which is attached hereto as Exhibit E (the "REGISTRATION RIGHTS AGREEMENT"), to be entered into at the Closing, the Company is not under any obligation to register under the Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

    3.16 CONTRACTS. The Company has no fixed price contracts in excess of $250,000 on which the revenues are expected to be less than the costs.

    3.17 BROKER'S FEES. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company except for the amounts owed to The Wallach Company, the cost of which will be borne by the Company.

    3.18  ENFORCEABILITY.

          (A) The Agreement, the Registration Rights Agreement and the Notes have been, or will be, duly executed and delivered by the Company and constitute, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

          (B) The Warrants have been, or will be, duly executed and delivered by the Company and constitute, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by applicable laws and except as enforceability may be subject to or limited by:
(a) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium
or

                                      5.

other similar laws affecting creditors' rights; (b) general equity principles and to limitations on availability of equitable relief, including specific performance; (c) limitations on the Company's ability to waive rights or benefits given by statute or otherwise; and (d) any other limitations, which in the event of a default by the Company in its obligations under the Agreement and the Notes would act as a limitation on the rights of the Lenders, each in accordance with Colorado law.

    3.19 APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the stockholders of any Person) is required in connection with the execution and delivery of the Agreement, the Registration Rights Agreement, Notes and Warrants and the performance and consummation of the transactions contemplated thereby.

    3.20 NO VIOLATION OR DEFAULT. The Company is not in violation of or in default with respect to (i) its Certificate of Incorporation or Bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the business, assets, operations, prospects or financial or other condition of the company. Without limiting the generality of the foregoing, the Company (A) has not violated any Environmental Laws (as defined below), (B) has no liability under any Environmental Laws or (C) has not received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation could reasonably be expected to have a material adverse effect on the business, assets, operations, prospects or financial or other condition of the Company. For purposes of this Section 3.20, "ENVIRONMENTAL LAWS" means all judgments, orders, writs, decrees, statutes, rules or regulations relating to the protection of the environment, including, without limitation, all judgments, orders, writs, decrees, statutes, rules or regulations, pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of hazardous materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature, which after the giving of notice or the lapse of time or both would constitute an Event of Default, has occurred and is continuing.

    3.21 INTELLECTUAL PROPERTY. The Company has sufficient and valid right, title and ownership of all patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets, inventions and proprietary rights (collectively, "INTELLECTUAL PROPERTIES"), or licenses, rights or purchase options with respect to the foregoing, necessary for its business as now conducted and as currently proposed to be conducted, or will be able to obtain on terms which will not materially and adversely affect its business all such necessary permits, licenses and other

                                      6.

authority with respect thereto without any conflict with or infringement of the known or asserted rights of others. Item 3.21 of The Schedule of Exceptions, contains a complete list of Intellectual Properties owned or used by the Company. Neither the Company nor, to the Company's knowledge, any officer or management, technical or professional employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with the Company's business as conducted (or as proposed to be conducted) or, in the case of any such employee, such employee's right to be employed by the Company. The Company does not believe it is utilizing any inventions or proprietary ideas of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company and which are known by the Company to be inventions of such employees or persons. All of the officers and management, technical or professional employees of the Company have executed an agreement containing assignment of invention and confidentiality covenants substantially in the form contained in the agreements attached hereto as Exhibit F; such agreements remain in full force and effect; and, to the Company's knowledge, none of such officers or management, technical or professional employees is in violation thereof.

    3.22 GOVERNMENTAL PERMITS. The Company has obtained all governmental permits, authorizations, approvals and licenses known by the Company to be necessary for its business as now conducted and as currently proposed to be conducted and the absence of which would have a material adverse effect on the business, assets, operations, prospects or financial or other condition of the Company.

    3.23 NO AGREEMENTS TO SELL ASSETS OR MERGE. The Company does not have any legal obligation, absolute or contingent, to any Person to sell the assets of the Company (other than sales in the ordinary course of business), or to effect any merger, consolidation or other reorganization of the Company or to enter into any agreement with respect thereto.

    3.24  EMPLOYEE BENEFIT PLANS.

          (A) The Company maintains two defined contribution employee pension plans as defined by Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (as the same may be amended or supplemented, and including any rules or regulations intended in connection therewith, "ERISA"). The Company has no "ERISA Affiliate" which is treated as a single employer with the Company under section 414 of the Internal Revenue Code of 1986, as amended (the "CODE"). Neither the Company nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any Employee Benefit Plan which is a welfare plan (as defined in section 3(I) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan continuation coverage cannot reasonably be expected to have a material adverse effect on the business, assets, operations, prospects or financial or other condition of the company.

          (B) To the best of the Company's knowledge, each Employee Benefit Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the Code, and no condition exists or event has occurred with respect to any such Employee Benefit

                                      7.

Plan which would result in the incurrence by either Company or any ERISA Affiliate of any material liability, fine or penalty. Each Employee Benefit Plan, related trust agreement, arrangement and commitment of Company or any ERISA Affiliate is legally valid and binding and in full force and effect. No Employee Benefit Plan is being audited or investigated by any governmental authority or is subject to any pending or threatened claim or suit. Neither Company nor any ERISA Affiliate nor any fiduciary of any Employee Benefit Plan has engaged in a prohibited transaction under sections 406 or 407 of ERISA or section 4975 of the Code (other than transactions which are otherwise exempt under either Section 408 of ERISA or 4975(d) of the Code). The Company restated its Money Purchase Pension Plan and 401(k) Plan effective March 1, 1996. On May 9, 1996, the Company submitted requests for determination letters respecting both the Money Purchase Pension Plan and the 401(k) Plan to the Internal Revenue Service, pursuant to Rev. Proc. 93-39. Such requests are currently pending. The Company does not anticipate any material difficulties in securing appropriate determination letters from the Internal Revenue Service regarding the Money Purchase Pension Plan and the 401(k) Plan.

          (C) Neither the Company nor any ERISA Affiliate (i) has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code, or (ii) contributes to any multiemployer plan within the meaning of ERISA (a "MULTIEMPLOYER PLAN"). Neither the Company nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under section 4201 of ERISA or as a result of a sale of assets described in section 4204 of ERISA. Neither Company nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of section 4241 or section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under section 4041A of ERISA.

    3.25 OTHER REGULATIONS. The Company is not subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any federal or state statute or regulation limiting its ability to incur Indebtedness.

    3.26 SOLVENCY, ETC. The Company is Solvent (as defined below) and, after the execution and delivery of the Agreement, Note and Warrants and the consummation of the transactions contemplated thereby, Company will be Solvent. "SOLVENT" shall mean that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                                      8.

     3.27 CATASTROPHIC EVENTS; LABOR DISPUTES. Neither the Company nor any of its properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a material adverse effect on the business, assets, operations, prospects or financial or other condition of the company. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which the Company is a party, and there are not strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of the Company, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a material adverse effect on the business, assets, operations, prospects or financial or other condition of the company.


     3.28  CERTAIN AGREEMENTS OF OFFICERS, EMPLOYEES AND CONSULTANTS.

           (A) No officer, employee or consultant of the Company is, or is now expected to be, in violation of any term of any employment contract, proprietary information agreement, nondisclosure agreement, noncompetition agreement, or any other contract or agreement with the Company or, to the best of the Company's knowledge, any restrictive covenant relating to the right of any such officer, employee or consultant to be employed by the Company because of the nature of the business conducted or to be conducted by Company or relating to the use of trade secrets or proprietary information of others, and to the best of Company's knowledge, after due inquiry, the continued employment of Company's officers, employees and consultants do not subject the Company to any liability for any claim or claims arising out of or in connection with any such contract, agreement or covenant.

           (B) To the knowledge of the Company, no officers of the Company, and no employee or consultant of the Company whose termination, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, assets, operations, prospects or financial or other condition of the Company, has any present intention of terminating his or her employment or consulting relationship with the Company.

     3.29 CONTRACTS OR COMMITMENTS; INDEBTEDNESS. Neither the Company nor any of its properties is subject to any material judgment, order, writ, decree, statute, rule or regulation, or any material mortgage, indenture, agreement, instrument or contract which could reasonably be expected to have a material adverse effect on the business, assets, operations, prospects or financial or other condition of the company. Except for this Agreement, the Registration Rights Agreement, the Notes and the Warrants, and except as set forth in Item
3.29 of the Schedule of Exceptions, the Company is not a party to any contracts or commitments (or group of related contracts or commitments) involving an obligation of the Company for more than Two Hundred Fifty Thousand Dollars ($250,000). Except as set forth in the Schedule of Exceptions and the Existing Indebtedness set forth in Schedule 1 of the Note, the Company has no indebtedness for borrowed money or lease obligations or guarantees.

     3.30 TRANSACTIONS WITH AFFILIATES; INVESTMENTS. There are no loans, leases, royalty agreements or other continuing transactions between the Company and any affiliate of the

                                      9.

Company, except transactions in the ordinary course of business and on terms at least as favorable to the Company as would be the case in an arms-length transaction with an unaffiliated person. Except as set forth in the Schedule of Exceptions, the Company has no investments in other entities and has made no extensions of credit to other entities.

4    REPRESENTATIONS AND WARRANTIES OF THE LENDERS

     4.1 PURCHASE FOR OWN ACCOUNT. Each Lender represents that it is acquiring the Notes, the Preferred Stock issuable upon conversion of the Notes, the Warrants and the Common Stock issuable upon exercise of the Warrants (collectively, the "SECURITIES") for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same. Each Lender also represents that the entire legal and beneficial interest of the Notes and Warrants it is acquiring is being acquired for the account of the Lender only and neither in whole nor in part for any other person, and that any transfer of the Securities will be made in compliance with the Act, the California Corporate Securities Law of 1968 and all other applicable securities laws.

     4.2 INFORMATION AND SOPHISTICATION. Each Lender acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Notes and Warrants. Each Lender represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and Warrants and to obtain any additional information necessary to verify the accuracy of the information given the Lender. Each Lender further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

     4.3 ABILITY TO BEAR ECONOMIC RISK. Each Lender acknowledges that investment in the Notes and Warrants involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment. Each Lender acknowledges that it is either an "accredited investor" as that term is defined in Section 2(15) of the Act and the rules promulgated thereunder and, in particular, Regulation 230.501(a), or an experienced venture capital investor.

     4.4   RESTRICTED SECURITIES; LIMITATION ON DISPOSITION.

     (A) Each Lender understands that the Securities it is purchasing are characterized as "Restricted Securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited sets of circumstances. In this connection, each Lender represents that it is familiar with Securities and Exchange Commission Rule 144 ("RULE 144"), as presently in effect.

     (B) Without limiting the foregoing, each Lender agrees that it will in no event make any disposition of any of the Securities unless:

                                      10.

               (I) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

               (II)      Such disposition is made in accordance with Rule 144;
or

               (III) The Lender shall have notified the Company of the pertinent details of the proposed disposition and, if the Company so reasonably requests, shall have provided the Company with an opinion of counsel for the Lender to the effect that such disposition will not require registration of the Securities under the Act, and such opinion of counsel shall be reasonably acceptable to the Company's counsel.

          (C) Each Lender understands that the Company's stock transfer records will be noted to reflect the restrictions on transferability of the Securities contained herein and that certificates evidencing the Securities may bear one or more of the following legends:

               (I) "The securities represented hereby have not been registered under the Act". Any transfer of such securities will be invalid unless (1) a Registration Statement under the Act is in effect as to such transfer, (2) such transfer is made in compliance with Rule 144 under the Act, or (3) in the opinion of counsel satisfactory to the Company registration under the Act is unnecessary in order for such transfer to comply with the Act."

               (II) Any legend imposed or required pursuant to applicable state securities law.

     4.5  BROKERAGE.     There are no claims for brokerage commissions, finders'
fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company except for the amounts owed to The Wallach Company, the cost of which will be borne by the Company.

     4.6  RELIANCE.      The Company may rely on the representations made by the
Lenders under the Stock Transfer Agreement of even date herewith.

5    CONDITIONS TO CLOSING

          The Company's obligation to sell and issue and the Lenders' obligation to purchase the Notes and Warrants at the Closing is the subject to the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company set forth in Section 3 and of the Lenders set forth in
Section 4 shall be true at and as of the Closing with the same force and effect as though such representations and warranties had been made at and as of the Closing.

     5.2 AUTHORIZATION; RESERVATION OF SHARES. All corporate action on the part of the Company and its officers, directors, and stockholders that is necessary for the authorization, execution, and delivery of this Agreement and the Registration Rights Agreement by the

                                      11.

Company, for the performance of the Company's obligations hereunder and thereunder and for the authorization, issuance and delivery of the Notes and Warrants and the Common Stock issuable upon exercise of the Warrants shall have been taken. The four hundred eighty-five thousand three hundred thirty-three (485,333) shares of Non-Voting Common Stock issuable upon exercise of the Warrants and Common Stock issuable upon conversion of the Warrant Shares shall each have been duly and validly reserved.

     5.3 REGISTRATION RIGHTS AGREEMENT. The Company shall have granted such rights with respect to the Non-Voting Common Stock issuable upon exercise of the Warrants as are set forth in the Registration Rights Agreement.

     5.4 MINIMUM INVESTMENT. The Lenders shall have tendered a minimum of $6,500,000 to purchase the Notes and $4,853.33 to purchase the Warrants.

     5.5 STOCK TRANSFER. The Lenders shall have purchased an aggregate of 1,337 shares of Series A Preferred Stock from certain stockholders of the Company for an aggregate purchase price of $6,685,000.

     5.6 OPINION. The Lenders shall have received from Cooley Godward Castro Huddleson & Tatum, counsel to the Company, an opinion substantially in the form attached as Exhibit G, addressed to them, dated as the date of the Closing.

     5.7 AMENDMENT OF CERTIFICATE. The Company shall have taken any and all actions necessary to cause the Company's Certificate of Incorporation to be amended and restated and such shall have been filed with the Secretary of State of the state of Delaware.

     5.8 AMENDMENT OF BYLAWS. The Company shall have taken any and all action necessary to cause the Company's Bylaws to be amended and restated so as to remove the provisions dealing with rights of first refusal.

     5.9 MERRILL LYNCH. The Lenders shall have received satisfactory evidence that Merrill Lynch Business Financial Services, Inc. ("MLBFS") and the Company have amended the WCMA Note, Loan and Security Agreement, dated as of October 26, 1994, as amended, and the term WCMA Loan and Security Agreement, dated as of March 28, 1995, between the Company and MLBFS to extend the maturity dates thereof by 90 days.

     5.10 AUDIT AND COMPENSATION COMMITTEES. The Lenders shall have received satisfactory evidence of the organization of audit and compensation committees of the Board, each of which shall include the directors designated pursuant to
Section 6 of the Registration Rights Agreement.

6    MISCELLANEOUS

     6.1 BINDING AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights,

                                      12.

remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     6.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado.

     6.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.5 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Chief Executive Officer of the Company, with a copy to the Vice President, Legal Services at 6892 S. Yosemite Street, Englewood, CO 80112, or to a Lender at its address shown on the Schedule of Lenders, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

     6.6 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement, and the Company shall pay the attorneys fees of the Lenders up to $15,000 and out-of-pocket expenses with respect to the negotiation, execution, delivery, and performance of this Agreement.

     6.7 MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the holders of at least a majority in interest of the Warrants then outstanding.

                                      13.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EVOLVING SYSTEMS, INC.

BY:__________________________

LENDERS:

MORGAN STANLEY VENTURE CAPITAL FUND II, L.P.

By:  Morgan Stanley Venture Partners II, L.P.
     its General Partner
By:  Morgan Stanley Venture Capital II, Inc.
     Managing General Partner

By:  ___________________________________
     Robert J. Loarie
     Vice President

MORGAN STANLEY VENTURE CAPITAL FUND II, C.V.

By:  Morgan Stanley Venture Partners II, L.P.
     its General Partner
By:  Morgan Stanley Venture Capital II, Inc.
     Managing General Partner

By:  ___________________________________
     Robert J. Loarie
     Vice President

MORGAN STANLEY VENTURE INVESTORS, L.P.

By:  Morgan Stanley Venture Partners II, L.P.
     its General Partner
By:  Morgan Stanley Venture Capital II, Inc.
     Managing General Partner

By:  ___________________________________
     Robert J. Loarie
     Vice President

                                      14.

INFORMATION ASSOCIATES, L.P.

By:  TRIDENT CAPITAL MANAGEMENT, L.L.C., its general partner

By:  ___________________________________

INFORMATION ASSOCIATES, C.V.

By:  TRIDENT CAPITAL MANAGEMENT, L.L.C., its investment general partner

By:  ____________________________________

                                      15.

                            SCHEDULE OF LENDERS

NAME AND ADDRESS                                        LOAN AMOUNT        WARRANT AMOUNT
----------------                                        -----------        --------------
Morgan Stanley Venture Partners II, L.P.              $2,287,354.19               170,789

Morgan Stanley Venture Capital Fund II, C.V           $  569,880.17                42,551

Morgan Stanley Venture Investors, L.P.                $  593,656.81                44,326

Information Associates, L.P.                          $2,966,325.53               221,486

Information Associates, C.V.                          $   82,783.30                 6,181